SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CRAFTMADE INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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CRAFTMADE INTERNATIONAL, INC.
650 South Royal Lane, Suite 100
Coppell, Texas 75019

October 28, 2004

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2004 annual meeting of stockholders, which will be held Tuesday, November 30, 2004, at 9:00 a.m., local time, at our corporate office, 650 South Royal Lane, Suite 100, Coppell, Texas.

We hold our annual meetings at our corporate office in order to provide our stockholders an opportunity to visit our facility, meet the employees and see your company at work. We feel this is the best way for our investors to see for themselves what we are all about.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. This way, your shares will be voted as you direct even if you can’t attend the meeting. If you would like to attend, please see the instructions on “How to Attend the Meeting.”

/s/ James R. Ridings

James R. Ridings
Chairman of the Board

CRAFTMADE INTERNATIONAL, INC.
650 South Royal Lane, Suite 100
Coppell, Texas 75019

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS

          The annual meeting of stockholders of Craftmade International, Inc. (the “Company”) will be held on Tuesday, November 30, 2004, at 9:00 a.m., local time, at the Company’s office at 650 South Royal Lane, Suite 100, Coppell, Texas, for the following purposes:

(1)	To elect nine (9) directors to serve until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified;

(2)	To ratify and approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2005; and

(3)	To transact any other business properly before the annual meeting.

          Only stockholders of record at the close of business on October 29, 2004, can vote at the meeting.

          A complete list of stockholders entitled to vote at the annual meeting will be maintained at the Company’s offices at 650 South Royal Lane, Suite 100, Coppell, Texas 75019, for ten days prior to the annual meeting.

          All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the annual meeting in person, you may withdraw your proxy and vote in person. Attendance at the annual meeting is limited to stockholders, their proxies and invited guests of the Company.

By Order of the Board of Directors,

/s/ Kathleen B. Oher

Kathleen B. Oher

Secretary

Coppell, Texas
October 28, 2004

GENERAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS AND OTHER MATTERS
Annex A

Craftmade International, Inc.
650 South Royal Lane, Suite 100
Coppell, Texas 75019

Proxy Statement

For Annual Meeting of Stockholders
To be Held on Tuesday, November 30, 2004

GENERAL

          The Board of Directors (the “Board”) of Craftmade International, Inc. (the “Company”) is soliciting proxies for the 2004 annual meeting of stockholders. The annual meeting will be held on Tuesday, November 30, 2004, at 9:00 a.m., local time, at the Company’s office at 650 South Royal Lane, Suite 100, Coppell, Texas. This proxy statement, the form of proxy and annual report to stockholders were first mailed to stockholders on or about November 5, 2004.

Who Can Vote

          Record holders of common stock, par value $0.01 per share (the “Common Stock”), of the Company at the close of business on October 29, 2004 (the “Record Date”), may vote at the meeting. On the Record Date, 5,080,115 shares of Common Stock were outstanding. Each stockholder has one vote for each share of Common Stock held by that stockholder.

How You Can Vote

          Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the annual meeting in accordance with your directions. To be valid and counted at the annual meeting, you must sign, date and return your proxy card to us.

          If you do not specify on your proxy card how you want to vote your shares, we will vote them:

•	FOR the election of the nine (9) nominees for director named in the proxy card; and

•	FOR the approval of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2005.

Other Matters to be Acted Upon at the Meeting

          We do not know of any other matters to be presented or acted upon at the annual meeting other than those described above. Under our Bylaws, if any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

Required Votes

          A majority of the shares of Common Stock entitled to vote, present in person at the annual meeting or represented by proxy at the annual meeting, shall constitute a quorum at the annual meeting. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or represented by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the annual meeting, are considered stockholders who are present and entitled to vote, and they count toward the quorum.

          Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters, and the broker has so notified the Company on a proxy form or has otherwise advised us that the broker lacks voting authority. “Broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

          Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy. Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be counted by us.

          Ratification of Independent Accountants. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote is required to ratify PricewaterhouseCoopers LLP as the Company’s independent accountants for 2005.

Revocation of Proxies

          You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is properly signed and later dated; or

•	by attending and voting in person at the meeting.

How to Attend the Meeting

          We encourage all holders of Common Stock on the Record Date to attend the annual meeting. This will give you an opportunity to visit the Company’s facility, talk to management and vote your shares in person. If you are interested in attending, call our Corporate Secretary, Kathleen B. Oher, at (800) 527-2578 for directions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The table below sets forth, as of October 26, 2004, the number of shares of Common Stock and the percentage of outstanding shares owned of record by (i) each incumbent director and each nominee for director of the Company; (ii) each named executive officer of the Company; (iii) all directors and named executive officers of the Company as a group; and (iv) each person who beneficially owns more than five percent of the Common Stock. Except as otherwise noted, each named individual has sole voting and investment power with respect to such shares.

		Amount and Nature		Percent
Title of Class	Name of Beneficial Owner	Of Beneficial Ownership		of Class
Common Stock	James R. Ridings (1)	699,949		13.8%
Common Stock	Brad D. Heimann	41,226	(2)	*
Common Stock	Clifford Crimmings	9,550	(3)	*
Common Stock	Kathleen B. Oher	10,000	(4)	*
Common Stock	John DeBlois	132,613		2.6%
Common Stock	A. Paul Knuckley	43,618	(5)	*
Common Stock	Jerry E. Kimmel	8,290	(6)	*
Common Stock	Lary C. Snodgrass	22,567	(7)	*
Common Stock	R. Don Morris	1,663		*
Common Stock	L. Dale Griggs	2,772		*
Common Stock	William E. Bucek	2,182	(8)	*
Common Stock	All directors and named executive officers as a group (11 persons)	974,430		19.2%
Common Stock	Wellington Management Company, L.L.P. (9)	410,000		8.1%
Common Stock	Deutsche Bank Aktiengsellschaft (10)	252,817		5.0%

*	Less than 1%

(1)	The address of Mr. Ridings is 650 South Royal Lane, Suite 100, Coppell, Texas 75019.

(2)	Includes 100 shares owned by Mr. Heimann’s spouse and 39,126 shares owned by a trust on behalf of Mr. Heimann’s spouse. Also includes 2,000 shares that may be issued pursuant to stock options that are exercisable within the next 60 days.

(3)	Includes 5,000 shares that may be issued pursuant to stock options that are exercisable within the next 60 days.

(4)	Includes 10,000 shares that may be issued pursuant to stock options that are exercisable within the next 60 days.

(5)	Includes 250 shares owned by Mr. Knuckley’s spouse and 7,200 shares owned by a trust on behalf of Mr. Knuckley’s children, of which Mr. Knuckley is co-trustee. Mr. Knuckley disclaims beneficial ownership of such shares. Also includes 7,500 shares that may be issued pursuant to stock options that are exercisable within the next 60 days.

(6)	Includes 7,500 shares that may be issued pursuant to stock options that are exercisable within the next 60 days.

(7)	Includes 4,000 shares held in Snodgrass Children’s Ltd., a family limited partnership. Mr. Snodgrass disclaims beneficial ownership of such shares. Also includes 7,500 shares that may be issued pursuant to stock options that are exercisable within the next 60 days.

(8)	Includes 400 shares held in Jerome Joseph Bucek Family Trust, of which Mr. Bucek is co-trustee. Mr. Bucek disclaims beneficial ownership of such shares.

(9)	The address of Wellington Management Company, LLP (“Wellington”) is 75 State Street, Boston, Massachusetts 02109. Wellington has shared dispositive power over 410,000 shares, and has shared voting power over 373,000 shares. Wellington is an investment adviser. The information included in this table and this note is derived from a report on Schedule 13G filed by Wellington with the Securities and Exchange Commission on February 12, 2004.

(10)	The address of Deutsche Bank Aktiengsellschaft (“Deutsche Bank”) is Taunusanlag 12, 60325 Frankfurt am Main, Germany. Deutsche Bank has sole dispositive power over 252,817 shares and has sole voting power over 215,117 shares. The information included in this table and this note is derived from a report on Schedule 13G filed by Deutsche Bank with the Securities and Exchange Commission on February 17, 2004.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

          Nine directors will be elected at this year’s annual meeting. Mr. Kimmel has notified the Company that he will not stand for re-election to the Company’s Board of Directors. In order to maintain the continuity of the Board, the Nominating and Corporate Governance Committee and the Board have decided not to nominate a director to replace Mr. Kimmel. Each director will serve until the next annual meeting and until he or she is succeeded by another director who has been duly elected and qualified.

          We will vote your shares as you specify on the enclosed proxy form. If you sign, date, and return the proxy form, but don’t specify how you want your shares voted, we will vote them for the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that person. Proxies can’t be voted for the election of more than nine persons to the Board of Directors. Directors are elected by plurality vote, and cumulative voting is not permitted.

          Director Nomination Procedures. The Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market, that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their ability to bring sound business judgment to the Board’s deliberations; character and integrity; independence; ability to work with others and compatibility with other Board members; willingness and ability to devote the necessary time to the Company and Board responsibilities; community reputation and business contacts in the communities the Company serves; awareness of both the business and social environment within which the Company operates; business experience in highly competitive environments; public company experience; financial knowledge and experience; an understanding of marketing, technology, law, the impact of government regulations or other specific areas or disciplines; and any associations with organizations that have competitive lines of business or other conflicts of interest with the Company.

          All of the nominees for director are currently members of the Board of Directors. The following sets forth a brief biography describing the principal occupation and certain other information about each nominee for director. Each nominee has consented to serve as a director if elected. The following information about the nominees was provided by the nominees.

Nominees

          James R. Ridings, age 54, has served as Chairman and Chief Executive Officer of the Company since 1986 and President since 1989. Mr. Ridings has also served as the President of Trade Source International, Inc. (“TSI”) since October 2003. Mr. Ridings has been a director of the Company since its organization in 1985 and was a Vice President from 1985 to 1986. Between 1971 and 1984, Mr. Ridings was a sales representative with Kevco, Inc., Fort Worth, Texas, and its predecessor company, a wholesale distributor of ceiling fans, plumbing supplies and mobile home accessories. Mr. Ridings was elected a director of U.S. Home Systems, Inc. on July 15, 2004. Mr. Riding’s son-in-law, Brad D. Heimann, is the Executive Vice President of the Company.

          Clifford Crimmings, age 54, has served as Vice President of Marketing of the Company since its organization in 1985 and a director since 1987. Between 1969 and 1985, Mr. Crimmings was employed as a sales representative and then as a sales manager with Kevco, Inc. and its predecessor company.

          Kathleen B. Oher, age 44, has served as Vice President, Chief Financial Officer, Secretary and a director of the Company since October 1999. Between 1995 and 1999, Ms. Oher was Director of Research and Senior Vice President of Southwest Securities, an investment banking and brokerage firm. Between 1992 and 1995, Ms. Oher was Financial and Operations Principal of Barre & Company, Inc., a regional brokerage firm acquired by Southwest Securities, Inc. in 1995. Between 1989 and 1991, Ms. Oher was an accountant for Ernst & Young LLP, a public accounting firm. Ms. Oher holds a B.S. degree in Accounting from the University of Texas at Dallas and a Masters degree in Business Administration from the Cox School of Business at Southern Methodist University in Dallas. Ms. Oher has been a Certified Public Accountant since 1992.

          John DeBlois, age 51, has served as a director of the Company since October 1998, and as Executive Vice President of TSI, a subsidiary of the Company, since July 1998. Mr. DeBlois served as Vice President of Sales of TSI California from 1987 to July 1998. In 1979, Mr. DeBlois purchased Regal-Lite Corp., a domestic lighting manufacturing company, which was merged into TSI California in 1987. Between 1978 and 1979, Mr. DeBlois served as a retail representative of Mosley, Halgarten, Eastbrook and Weedon, a regional brokerage firm. Between 1975 and 1977, Mr. DeBlois was a stockbroker for Paine Webber Group Inc. Mr. DeBlois received a B.B.A. degree in Economics from Tufts University in 1975.

          A. Paul Knuckley, age 55, has served as a director of the Company since October 1996. Mr. Knuckley has served since 1974 as President and Chief Executive Officer of Knuckley Inc., d.b.a. Ditch Witch of East Texas, and as owner and Vice-President of Witch Equipment Co., Inc. of Ft. Worth, Texas. Prior to 1974, Mr. Knuckley was employed by John Hancock Mutual Life Insurance Company as a life and health underwriter. Mr. Knuckley received a B.B.A. degree from Texas Tech University in 1971 in both Personnel and Administrative Management.

          Lary C. Snodgrass, age 55, has served as a director of the Company since October 1998. Mr. Snodgrass has been employed by Pickens, Snodgrass, Koch & Company, P.C., a public accounting firm, since 1973, serving as managing partner and president from 1980 to 1995 and as a retired partner since 2004. Between 1970 and 1973, Mr. Snodgrass was a senior accountant for Arthur Andersen & Co., an international public accounting firm. Mr. Snodgrass received a B.B.A. degree in Accounting from Texas Tech University in 1970. Mr. Snodgrass has been a Certified Public Accountant since 1972. Mr. Snodgrass currently serves as an advisory director of Chase Bank–Fort Worth Region.

          William E. Bucek, age 66, has served as a director of the Company since October 2002. Mr. Bucek is the founder of Double B Foods, Inc., a Texas corporation, serving as President from 1971 until

1999, and currently serving as Chairman of the Board and Chief Executive Officer. Mr. Bucek has been a Director of Hill Bank & Trust, Weimar, Texas, since 1994. Mr. Bucek received a B.S. degree from Rice University in 1960.

          L. Dale Griggs, age 71, has served as a director of the Company since October 2002. Mr. Griggs is a retiree from a forty-five year banking career. Mr. Griggs served as Executive Vice President and Director of Overton Bank and Trust of Fort Worth, Texas, from 1983 through 1998 and as Executive Vice President of Frost Bank, Fort Worth, Texas, from 1998 through 2001. Mr. Griggs is currently the Director of First Security State Bank, Cranfills Gap, Texas. Mr. Griggs received a B.S. Degree in Management and Finance from Texas Christian University in Fort Worth, Texas. Mr. Griggs is also a graduate of Southwestern Graduate School of Banking of Southern Methodist University.

          R. Don Morris, age 64, has served as a director of the Company since October 2002. Mr. Morris became Senior Vice President and Chief Financial Officer of Michaels Stores, Inc. in January 1990 and in August 1990 he became an Executive Vice President. Mr. Morris retired from Michaels Stores in 1997. In 1998 he joined the Board of Directors of Jumbo Sports Inc. and served on its Audit and Compensation Committees during its time of bankruptcy. Mr. Morris graduated from Texas Tech University with an M.B.A. in 1962.

          The Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

Certain Relationships and Related Transactions

          TSI leased certain office space from an affiliate of Neall Humphrey, who served as President of TSI and a Director of the Company from July 1998 until October 2003. Mr. Humphrey resigned from the Board of Directors of the Company and as President of TSI on October 17, 2003. This lease was for $7,500 per month on a month-to-month basis. The Company vacated the premises effective October 31, 2003 and the lease was terminated. The Company believes that the payments required under the lease were no less favorable than the payments that would have been required under a lease with an independent third party.

Director Compensation

          Directors who are not otherwise salaried employees of the Company are compensated by payment of $5,000 per board meeting attended in consideration for such service. Committee members are not compensated for attending committee meetings held on the same day as board meetings. Committee members are compensated $2,000 for each committee meeting attended on days when no board meeting is held. Directors who are salaried employees do not receive any additional compensation for their attendance at board meetings.

Meetings of the Board of Directors

          The Board of Directors met six (6) times during the fiscal year ended June 30, 2004. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and of the Board committees of which they were members during such period.

Committees of the Board of Directors

          The Company’s Board of Directors has four (4) standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Qualified Legal Compliance Committee. The duties and members of these committees are as follows.

          Audit Committee. The Audit Committee has a charter adopted by the Board of Directors that sets forth its membership requirements, authority and responsibilities. The full text of the Audit Committee Charter can be found in the “Investor Relations–Governance” section of the Company’s website at www.craftmade.com. The Audit Committee is responsible for oversight of (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditing firm (the “External Auditors”), (iv) the performance of the Company’s internal audit function and External Auditors, (v) the Company’s internal control systems, (vi) the Company’s process for monitoring compliance with the Business Ethics Policy (“Ethics Policy”), and (vii) establishing procedures for complaints relating to accounting, internal accounting controls, and auditing matters. The Audit Committee also meets with the External Auditors and with appropriate Company financial personnel about these matters. The functions of the Audit Committee also include recommending to the Board of Directors the appointment of the External Auditors (subject to ratification by the stockholders at the annual meeting), reviewing annually the Audit Committee Charter, approving certain other types of professional service rendered to the Company by the External Auditors and considering the possible effects of such services on the independence of such public accountants. Both the internal accounting department and the External Auditors periodically meet alone with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee currently consists of A. Paul Knuckley, Lary C. Snodgrass, Jerry E. Kimmel, R. Don Morris, William E. Bucek and L. Dale Griggs, each of whom is an outside director. The Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the NASDAQ Stock Market and the rules and regulations of the SEC. The Board of Directors has determined that Mr. Morris qualifies as an “audit committee financial expert” under applicable SEC and NASDAQ regulations. Mr. Morris is the Chairman of the Audit Committee and five (5) meetings of the Audit Committee were held during the Company’s 2004 fiscal year.

          Compensation Committee. The Compensation Committee has a charter adopted by the Board of Directors that sets forth its membership requirements, authority and responsibilities. The full text of the Compensation Committee Charter can be found in the “Investor Relations–Governance” section of the Company’s website at www.craftmade.com. The Compensation Committee is responsible for (i) assisting the Board of Directors in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other executives and (ii) preparing an annual report on executive compensation for inclusion in the Company’s proxy statement for the annual meeting of stockholders. The Compensation Committee currently consists of Messrs. Knuckley, Snodgrass, Kimmel, Morris, Bucek and Griggs, each of whom is an outside director. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the NASDAQ Stock Market and the rules and regulations of the SEC. Mr. Knuckley is the Chairman of the Compensation Committee. The Compensation Committee met one (1) time during the Company’s year ended June 30, 2004.

          Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee consists of Messrs. Knuckley, Snodgrass, Kimmel, Morris, Bucek and Griggs, each of whom is an outside director and each of whom the Board of Directors has determined to be qualified as an independent director under the rules of the NASDAQ Stock Market and rules and regulations of the SEC.

          The Nominating and Corporate Governance Committee has a charter adopted by the Board of Directors that sets forth its membership requirements, authority and responsibilities. The full text of the Nominating and Corporate Governance Committee Charter can be found in the “Investor Relations–Governance” section of the Company’s website at www.craftmade.com. The Nominating and Corporate Governance Committee recommends the number of board positions to be filled in accordance with the Bylaws of the Company and the persons to be nominated to serve in those positions. In this regard, the Nominating and Corporate Governance Committee considers the performance of incumbent directors in determining whether such directors should be nominated to stand for reelection. The Nominating and Corporate Governance Committee also reviews the recommendations of the Chief Executive Officer related to the appointment of executive officers and proposed personnel changes related to such officers and is responsible for conducting an annual review of the Company’s Business Ethics Policy. During 2004, the Nominating and Corporate Governance Committee held one (1) meeting. Each of the members of the Nominating and Corporate Governance Committee attended the meetings.

          The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director and has adopted a policy for the consideration of such nominees. In order for a stockholder to nominate an individual to be a director of the Company, the nominating stockholder must provide the Company with timely and complete written notice of the individual to be nominated to the Company’s Board of Directors. In order to be considered timely, a nomination for the election of a director must be received at the principal executive offices of the Company no less than one hundred twenty (120) days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, if the election is to be at an annual meeting, or one hundred twenty (120) days before any other meeting date for an election to be held at any other meeting. A stockholder nomination for director must set forth, as to each nominee such stockholder proposes to nominate the name and business or residence address of the nominee; the class and number of shares of Common Stock of the Company which are beneficially owned by the person; the total number of shares that, to the knowledge of the nominating stockholder, would be voted for such person; and the signed consent of the nominee to serve, if elected. The notice by the nominating stockholders shall also set forth the name and residence address of the stockholder and the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary of the Company, 650 S. Royal Lane, Suite, 100, Coppell, TX 75019.

          The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board of Directors. The Nominating and Corporate Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Nominating and Corporate Governance Committee. Using the input from such interview and other information obtained by them, the Nominating and Corporate Governance Committee evaluates whether such prospective candidate is qualified to serve as a director and whether the committee should recommend to the Board of Directors that the Board nominate the prospective candidate or elect such candidate to fill a vacancy on the Board. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Committee and the Board have determined to reduce the size of the Board to nine (9) directors in order to retain continuity of the existing Board. There are no new nominees to the Board for election at the 2004 Annual Meeting of Stockholders. The committee will evaluate the size and composition of the Board prior to the 2005 Annual Meeting of Stockholders. The Company has not received any nominations for persons to serve on the Board of Directors from any stockholder of the Common Stock of the Company and has not rejected any director candidates put forward by a stockholder or group of stockholders who beneficially owned more than five percent (5%) of the Common Stock of the Company for at least one year at the time of the recommendation. The Company has not paid any third party a fee to assist in the process of identifying or evaluating candidates.

          Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee is responsible for handling reports of evidence of a material violation of the securities laws or a breach of a fiduciary duty by the Company or its officers, directors, employees, or agents. The Qualified Legal Compliance Committee has authority and responsibility to inform the Company’s Chief Executive Officer of any report of evidence of these violations, to determine whether an investigation is necessary, and to take appropriate action to address these reports. If the committee determines that an investigation is necessary or appropriate, it has the authority to notify the Audit Committee or the full Board of Directors, initiate an investigation, and retain outside experts. At the conclusion of any such investigation, the Qualified Legal Compliance Committee may recommend an appropriate response to the evidence of a material violation and inform the Chief Executive Officer and Board of Directors of the results of the investigation and the appropriate remedial measures to be adopted. The Audit Committee serves as the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee currently consists of Messrs. Knuckley, Snodgrass, Kimmel, Morris, Bucek and Griggs. The Qualified Legal Compliance Committee meets on an as needed basis. During 2004, the Qualified Legal Compliance Committee held one organizational meeting.

Communication with Board Members

     The Board of Directors encourages open, frank, and candid communications with Company security holders. Accordingly, the Board, with the approval of the majority of independent directors, has established a process whereby security holders may communicate with the Board as a whole, or any individual member of the Board. This communication process shall be in the form of written correspondence. If a security holder desires to send a communication to the Board, or a specific Board member, the security holder must prepare the communication in written form and mail or hand deliver this communication to the following address:

ATTN: SECURITY HOLDER COMMUNICATION
Board of Directors
c/o Brad D. Heimann
Executive Vice President
Craftmade International, Inc.
650 South Royal Lane, Suite 100
Coppell, Texas 75019

     All communications so marked and received by the Company shall be recorded and maintained in a log of all correspondence sent to the Board or any individual Board member. All appropriate security holder communication addressed to the Board will be forwarded to the Nominating and Corporate Governance Committee of the Board for consideration at its next committee meeting. Appropriate security holder communications addressed to individual directors, shall be forwarded to the designated director.

Business Ethics Policy

     The Company has adopted a Business Ethics Policy, which is applicable to the directors, executive officers and all employees of the Company, including the principal executive officer, principal financial officer and controller. The Business Ethics Policy is available in the “Investor Relations – Governance” section of the Company’s website at www.craftmade.com.

Executive Officers

     The executive officers of the Company, who are elected by the Board of Directors of the Company and serve at its discretion, are as follows:

Name	Age	Position
James R. Ridings	54	Chairman of the Board,
		Chief Executive Officer and
		President of Craftmade;
		President of TSI

Brad Heimann	30	Executive Vice President of
		Craftmade

Clifford Crimmings	54	Vice President of Marketing
		of Craftmade

Kathleen B. Oher	44	Vice President, Chief Financial
		Officer and Secretary
		of Craftmade

John DeBlois	51	Executive Vice President of TSI

The business experience of Mr. Ridings, Mr. Crimmings, Ms. Oher, and Mr. DeBlois is included under “Proposal One: Election of Directors — Nominees.”

     Brad D. Heimann, age 30, has served as the Executive Vice President of the Company since October 15, 2004. Mr. Heimann was a special projects manager for the Company from 1998 until 2001 and Director of Operations of the Company from 2001 until October 15, 2004. Mr. Heimann’s father-in-law is James R. Ridings, Chairman, Chief Executive, and President of the Company.

Executive Compensation

          The following table sets forth compensation awarded by the Company to its Chief Executive Officer and its four other most highly compensated executive officers (the “named executive officers”), based on salary and bonus earned, whose total compensation exceeded $100,000, rendered during the fiscal years ended June 30, 2002, 2003 and 2004.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and						Securities
Principal				Other Annual	Restricted	Underlying	LTIP	All Other
Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Stock Award(s)($)	Options/SARs (#)	Payouts ($)	Compensation ($)
James Ridings	2004	$344,360	$0	$0	$0	0	$0	$0
Chairman of the	2003	$331,115	$0	$0	$0	0	$0	$0
Board, Chief	2002	$316,958	$0	$0	$0	0	$0	$0
Executive Officer and President of Craftmade; President of TSI

Kathleen B. Oher	2004	$198,669	$0	$0	$0	0	$0	$6,076	(1)
Chief Financial	2003	$191,171	$0	$0	$0	0	$0	$15,652	(2)
Officer, and	2002	$183,656	$0	$0	$0	0	$0	$21,143	(3)
Secretary of Craftmade

Clifford Crimmings	2004	$198,695	$0	$0	$0	0	$0	$4,656	(4)
Vice President	2003	$191,053	$0	$0	$0	0	$0	$3,846	(4)
Marketing of	2002	$182,631	$0	$0	$0	0	$0	$5,244	(4)
Craftmade

Neall W. Humphrey (5)	2004	$169,269	$0	$0	$0	0	$0	$72,385	(6)
President of TSI	2003	$286,542	$0	$0	$0	0	$0	$3,675	(4)
	2002	$273,610	$0	$0	$0	0	$0	$4,047	(4)

John DeBlois	2004	$298,004	$0	$0	$0	0	$0	$0
Executive Vice	2003	$286,541	$0	$0	$0	0	$0	$0
President of TSI	2002	$273,010	$0	$0	$0	0	$0	$0

(1)	Includes $6,076 contributed by the Company on behalf of Ms. Oher pursuant to the Company’s 401(k) plan.

(2)	Includes $5,621 contributed by the Company on behalf of Ms. Oher pursuant to the Company’s 401(k) plan and $10,031 provided to Ms. Oher pursuant to the Company’s tuition reimbursement program.

(3)	Includes $5,257 contributed by the Company on behalf of Ms. Oher pursuant to the Company’s 401(k) plan and $15,886 provided to Ms. Oher pursuant to the Company’s tuition reimbursement program.

(4)	Contributed by the Company on behalf of the named executive officers to the Company’s 401(k) plan.

(5)	Mr. Humphrey resigned his positions with the Company and its subsidiaries effective October 17, 2003.

(6)	Includes $72,385 paid by the Company to Mr. Humphrey in accordance with Mr. Humphrey’s Severance and General Release Agreement.

Option Exercises and Holdings

          The following table summarizes the number and value of options exercised during the fiscal year ended June 30, 2004, if any, as well as the number and value of unexercised options, as of June 30, 2004, for each of the named executive officers of the Company.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares Acquired on		Options at FY End	FY End ($) (1)
Name	Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
James Ridings	—	—	—	—
Kathleen B. Oher	10,000	$122,384	0 / 10,000	$0 / $130,500
Clifford Crimmings	5,000	$64,285	0 / 5,000	$0 / $65,250
Neall W. Humphrey	—	—	—	—
John DeBlois	—	—	—	—

(1)	Calculated using the aggregate market value (based on a June 30, 2004 closing price per share of $19.80) of the shares of Common Stock underlying such options less the aggregate exercise price payable.

Employment Contracts and Termination of Employment Arrangements

          TSI Employment Agreements. In connection with the acquisition of TSI, each of Neall W. Humphrey and John DeBlois entered into employment agreements with the Company (collectively, the “TSI Employment Agreements”), effective July 1, 1998. The terms of these employment agreements expired June 30, 2003. Mr. Humphrey resigned his positions with the Company and its subsidiaries effective October 17, 2003.

          Pursuant to the terms of the TSI Employment Agreements, Mr. Humphrey became President of TSI, and Mr. DeBlois became Executive Vice President of TSI. The term of each of the TSI Employment Agreements was initially three years, and each of the TSI Employment Agreements were extended for two additional one-year terms. Mr. Humphrey’s and Mr. DeBlois’ salaries were to be increased proportionate to any increases in the salary of the Chief Executive Officer of the Company, subject to certain conditions. In addition, Mr. Humphrey and Mr. DeBlois were entitled to receive an annual bonus based on the performance of TSI, with the standards of such bonus to be comparable to the standards concerning receipt of any bonus by the Chief Executive Officer of the Company. In addition, pursuant to the TSI Employment Agreements, Mr. Humphrey and Mr. DeBlois were entitled to certain other benefits, including an automobile and the right to participate in any stock option plan of the Company that were provided to the Company’s Chief Executive Officer. The TSI Employment Agreements also contain certain confidentiality and non-competition provisions.

          In the event that a TSI Employment Agreement had been terminated by the executive for good reason or by TSI without cause (as such terms are defined in the TSI Employment Agreements), that executive would have been entitled to receive his salary for the remainder of the term of such TSI Employment Agreement, along with (i) any accrued or unused vacation or sick leave for the calendar year and (ii) that portion of his bonus for the fiscal year during which the termination is effective, prorated through the date of termination. If a TSI Employment Agreement had been terminated by TSI for cause (as defined in the TSI Employment Agreements) or the executive had been terminated for any reason other than for good reason, that executive would have been entitled to receive his salary only through the date of termination and would not have been entitled to any bonus for the fiscal year of the termination. If a TSI Employment Agreement would have been terminated as a result of the disability of the executive, that executive would have been entitled to receive his salary through the remainder of the calendar month of termination and the period until disability insurance benefits commence. In the event of termination of a TSI Employment Agreement because of death of the executive, that executive will be entitled to receive his salary through the remainder of the calendar month of the termination, along with the executive’s bonus, if any, for the fiscal year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

          Humphrey Severance and General Release Agreement. In connection with Neall W. Humphrey’s resignation from his positions with the Company and its subsidiaries on October 17, 2003, the Company, on the same date, entered into a Severance and General Release Agreement with Mr. Humphrey. Pursuant to this agreement Mr. Humphrey was granted severance pay equal to three months salary. Additionally, the Company and Mr. Humphrey agreed to a mutual release of any obligations that either party may have had to the other as of the date of Mr. Humphrey’s departure.

          Humphrey Transition Advisory Services Agreement. In connection with Neall W. Humphrey’s resignation from his positions with the Company and its subsidiaries on October 17, 2003, the Company, on the same date, entered into a Transition Advisory Services Agreement (the “Transition Agreement”) with RHL Ventures, LLC, a Nevada limited liability company (the “Consultant”) the principal of which is Mr. Humphrey. The Consultant, through its principal Mr. Humphrey, was required to be available for consultation as required by the Company as of October 17, 2003 through July 31st, 2004, and was required to cooperate fully with the Company by returning telephone calls within 24 hours and meeting with the Company representatives as required at mutually agreeable times. The Company paid Consultant $61,000 on January 1, 2004, $50,000 on April 1, 2004 and $50,000 on July 1, 2004, for services provided under the Transition Agreement.

          Oher Employment Agreement. Effective October 25, 1999, Kathleen Oher entered into an employment agreement with the Company (the “Oher Employment Agreement”). The term of the Oher Employment Agreement is initially three years. After the initial term, the Oher Employment Agreement will be extended for two additional one-year terms, unless Ms. Oher elects not to renew. At October 25, 2003, the Oher Employment Agreement was extended for a one-year term. Ms. Oher’s salary is to be increased proportionate to any increases in the salary of the Chief Executive Officer of the Company, subject to certain conditions. In addition, Ms. Oher will be entitled to receive an annual bonus based on the performance of the Company, with the standards of such bonus to be comparable to the standards concerning receipt of any bonus by the Chief Executive Officer of the Company. Pursuant to the Oher Employment Agreement, Ms. Oher is entitled to certain other benefits, including the right to participate in any stock option plan of the Company that is provided to the Company’s Chief Executive Officer. Ms. Oher also received a grant of options to purchase 50,000 shares of Common Stock, with an exercise price of $6.75, with such stock options vesting over five years. The Oher Employment Agreement also contains certain confidentiality and non-competition provisions.

          In the event that the Oher Employment Agreement is terminated by the executive for good reason or by the Company without cause (as such terms are defined in the Oher Employment Agreement), Ms. Oher will be entitled to receive her salary for the remainder of the term of the Oher Employment Agreement, along with (i) the value of any accrued or unused vacation or sick leave for the calendar year and (ii) that portion of her bonus for the fiscal year during which the termination is effective, prorated through the date of termination. If the Oher Employment Agreement is terminated by the Company for cause (as defined in the Oher Employment Agreement) or Ms. Oher terminates for any reason other than for good reason, Ms. Oher will be entitled to receive her salary only through the date of termination and will not be entitled to any bonus for the fiscal year of the termination. If the Oher Employment Agreement is terminated as a result of the disability of Ms. Oher, she will be entitled to receive her salary through the remainder of the calendar month of termination and the period until disability insurance benefits commence. In the event of termination of the Oher Employment Agreement because of death of Ms. Oher, she will be entitled to receive her salary through the remainder of the calendar month of the termination, along with her bonus, if any, for the fiscal year during which his death occurs, prorated through the end of the calendar month during which her death occurs. If the Oher Employment

Agreement is terminated by either the Company or Ms. Oher for any reason within twelve months of a Change of Control of the Company (as defined in the Oher Employment Agreement), and (i) such termination occurs during the initial term of the Oher Employment Agreement, then the Company will pay Ms. Oher’s salary for the remainder of such initial term plus two times her salary, (ii) such termination occurs during the first additional year of the Oher Employment Agreement, the Company will pay Ms. Oher’s salary for the remainder of such additional year plus an amount equal to Ms. Oher’s salary, and (iii) if such termination occurs during the second additional year of the Oher Employment Agreement, the Company will pay Ms. Oher’s salary for the remainder of such second additional year.

Board Compensation Committee Report on Executive Compensation

          The Compensation Committee is responsible for reviewing and recommending compensation awards for the Company’s senior executives, including the Chief Executive Officer. The Compensation Committee currently consists of A. Paul Knuckley, Lary C. Snodgrass, Jerry E. Kimmel, L. Dale Griggs, William E. Bucek and R. Don Morris, each of whom is an outside director.

          Executive Compensation: Philosophy and Program Components. The Compensation Committee believes that the overall objective of the executive compensation program should be to encourage and reward enhancement of stockholder value. The Compensation Committee believes that the executive compensation program should be a comprehensive plan that will (i) motivate executives for long-term management of the Company resulting in increased stockholder value; (ii) reward effective management for the Company through annual performance evaluations; and (iii) attract and retain key executives through competitive salaries and other incentives. The two primary components of executive compensation are currently base salary and cash bonuses. Executives also participate in certain benefit programs available to other salaried employees.

          Base Salary and Bonus. In the fiscal year ended June 30, 2004, base salaries and bonuses for executive officers were based upon the individual’s responsibilities, experience and expected performance, taking into account, among other things, the individual’s initiative, contributions to the Company’s overall performance and handling of special projects. Base salaries for executive officers generally are reviewed periodically for possible adjustment, but are not necessarily changed that frequently.

          At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the executive officers and other key management employees have been permitted to participate, including the employee’s 401(k) plan and the life and health insurance benefit plans available to all salaried employees. Benefits under these plans are not typically directly or indirectly tied to the Company’s performance.

          Chief Executive Officer Compensation. Mr. Ridings’ base salary for the fiscal year ended June 30, 2004, was increased by 4% from the prior fiscal year, from $331,115 to $ 344,360. No bonus was paid to Mr. Ridings for the fiscal year ended June 30, 2004. As with all executive officers, Mr. Ridings’ bonus compensation is linked to individual performance and the Company’s profitability.

          Within the framework described above, the Compensation Committee determines Mr. Ridings’ base salary by reviewing his individual contributions to the Company’s business, level of responsibility, and career experience. The Compensation Committee also reviews the salary structure of chief executive officers of other companies in the industry. The committee does not think narrow quantitative measures or formulas are sufficient for determining Mr. Ridings’ base salary. The committee does not give specific weights to the factors considered, but the primary factor is Mr. Ridings’ individual contributions to the business.

          Mr. Ridings currently does not have any stock options to purchase Common Stock, and, as a result of his current ownership levels of Common Stock, it is not anticipated that he will be awarded stock options in the future. The Company plans to reserve the stock options for future issuance to the Company’s employees and other members of the Company’s management.

          Other Executive Officer Compensation. In fiscal year ended June 30, 2004, Ms. Oher, Vice President, Chief Financial Officer and Secretary of the Company, was compensated pursuant to an employment agreement with the Company. See “Employment Contracts and Termination of Employment Arrangements” above. Ms. Oher received a base salary of $198,669 for the fiscal year ended June 30, 2004, a 4% increase from $191,171 in the prior fiscal year. No bonus was paid to Ms. Oher for the fiscal year ended June 30, 2004. Mr. Crimmings, Vice President of Marketing of the Company, received a base salary of $198,695 for the fiscal year ended June 30, 2004, a 4% increase from $191,053 in the prior fiscal year. No bonus was paid to Mr. Crimmings for the fiscal year ended June 30, 2004. Mr. Deblois, Vice President of Marketing of the Company, received a base salary of $298,004 for the fiscal year ended June 30, 2004, a 4% increase from $286,541 in the prior fiscal year. No bonus was paid to Mr. Deblois for the fiscal year ended June 30, 2004.

By the Compensation Committee:

A. Paul Knuckley
Lary C. Snodgrass
Jerry E. Kimmel
L. Dale Griggs
William E. Bucek
R. Don Morris

Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee is or has been an officer or employee of the Company or any of it subsidiaries. The members of the Compensation Committee had no other relationships with the Company requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation whose executive officer served on the Compensation Committee. No executive officer of the Company served as a director of another corporation whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation an executive officers of which served as a Director of the Company.

Audit Committee Report

          In this section below, financial and accounting management policies and practices of the Company are described.

          Composition. The Audit Committee of the board of directors is composed of six independent directors, as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee presently consists of A. Paul Knuckley, Lary C. Snodgrass, Jerry E. Kimmel, R. Don Morris, L. Dale Griggs and William E. Bucek. The Board of Directors has adopted a written charter for the Audit Committee.

          Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

          Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

          The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, PricewaterhouseCoopers LLP, the firm’s independence.

          Summary. Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission.

By the Audit Committee:

William E. Bucek
L. Dale Griggs
Jerry E. Kimmel
A. Paul Knuckley
R. Don Morris
Lary C. Snodgrass

Stock Performance Graph

          The following graph provides an indicator of and compares the percentage change of cumulative total shareholder return of the Company’s Common Stock against the cumulative total return of the Russell 2000 Index and the Nasdaq Composite Index. This graph assumes $100 was invested on June 30, 1999 in the Company’s Common Stock, the Russell 2000 Index and the Nasdaq Composite Index. Both the Russell 2000 Index and the Nasdaq Composite Index exclude the Company. This graph also assumes that the Company’s quarterly dividend was reinvested in the Company’s Common Stock.

	6/30/1999	6/30/2000	6/30/2001	6/30/2002	6/30/2003	6/30/2004
CRAFTMADE	100.00	52.69	88.85	121.77	145.54	162.38

RUSSELL 2000	100.00	113.01	112.02	101.09	97.97	129.25

NASDAQ COMPOSITE	100.00	147.65	80.46	54.47	60.41	76.24

          The historical stock price performance of the Company’s Common Stock shown on the graph above is not necessarily an indication of future stock performance.

          The Company has compared its stock price performance with that of the Russell 2000 Index as it does not believe it can reasonably identify a peer group and no comparable published industry or line-of-business index is available. The Russell 2000 Index consists of companies with market capitalization similar to that of the Company; accordingly, the Company believes the Russell 2000 Index is the best available performance comparison.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of more than 10% of the outstanding shares of Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. A from 4 was not filed timely for R. Don Morris, William E. Bucek, and Jerry E. Kimmel for stock purchased in October 2003. A form 4 was not filed timely for John Deblois for stock sold in April 2004. Otherwise, to the Company’s knowledge, based solely upon its review of the copies of such forms received by it and written representations from reporting persons, the Company believes that all such reports were submitted on a timely basis during the fiscal year ended June 30, 2004.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT ACCOUNTANTS

          PricewaterhouseCoopers LLP (“PWC”) has been our independent public accountants for many years. The Audit Committee and the Board believe that PWC’s long-term knowledge of the Company is invaluable. Partners and employees of the firm engaged in audits are periodically changed, providing the Company with new expertise and experience. Representatives of PWC have direct access to members of the Audit Committee and regularly attend their meetings. Representatives of PWC will attend the annual meeting to answer appropriate questions and make a statement if they desire.

Principle Accountant Fees and Services

     Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) for the years ended June 30, 2004 and 2003 were:

	2004	2003
Audit	$361,610	$112,500

Audit Related	$147,166	$6,000

Tax
Compliance	$54,800	$32,290
Consulting	$16,580	$0

Total	$580,156	$150,790

Audit Fees. For the years ended June 30, 2004, these fees were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of the Company’s interim financial statements, reviews of filings of Forms 10-Q and 10-K with the Securities and Exchange Commission. For the years ended June 30, 2003, these fees were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of the Company’s interim financial statements, reviews of filings of Forms 10-Q and 10-K with the Securities and Exchange Commission, and the audit of one of the Company’s 50% owned limited liability companies.

Audit Related Fees. For the year ended June 30, 2004, these fees related to consultation with the Company regarding the application of generally accepted accounting principles to specific transactions and certifications required by the Sarbanes-Oxley Act. For the year ended June 30, 2003, the audit related fees were for assurance and related services related to consultations concerning responses to a comment letter from the Securities and Exchange Commission.

Tax Fees. The compliance fees paid to PricewaterhouseCoopers for the years ended June 30, 2004 and 2003 were related to the preparation of tax returns, tax planning and tax advice.

There were no other fees paid to PricewaterhouseCoopers.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the Company’s independent auditor. Except as noted below, no audit services or non-audit services shall be provided to the Company by the independent auditor unless first pre-approved by the Audit Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC. If the Audit Committee approves an audit service within the scope of the engagement of the independent auditor, such audit service shall be deemed to have been pre-approved.

     Pre-approval shall not be required for non-audit services provided by the independent auditor, if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such non-audit services are provided, (ii) such non-audit services were not recognized by the Company at the time of the independent auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.

     The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of certain non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting.

          The Audit Committee and the Board of Directors recommend a vote FOR PricewaterhouseCoopers LLP as independent accountants for 2005.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

          Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders, and who wishes to have a proposal included in the Company’s proxy statement for that meeting, must deliver the proposal to the Secretary of the Company at the Company’s executive offices in Coppell, Texas, for receipt not later than July 8, 2005. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the Securities and Exchange Commission will be considered untimely September 21, 2005.

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone or telegraph. No additional written materials besides the proxy statement have been authorized or will be employed in connection with the solicitation of proxies.

          The annual report to stockholders for the fiscal year ended June 30, 2004 is enclosed with this proxy statement. The annual report does not form any part of material for the solicitation of proxies.

By Order of the Board of Directors,

/s/ Kathleen B. Oher

Kathleen B. Oher
Secretary

Annex A

CRAFTMADE INTERNATIONAL, INC.
Audit Committee Charter

This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Craftmade International, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Purpose. The Committee has oversight of (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditing firm (the “External Auditors”), (iv) the performance of the Company’s internal audit function and External Auditors, (v) the Company’s internal control systems, (vi) the Company’s process for monitoring compliance with the Business Ethics Policy (“Ethics Policy”), and (vii) establishing procedures for complaints relating to accounting, internal accounting controls, and auditing matters.

2.	Qualifications of Members and Compensation.

2.1.	Composition. The Committee shall consist of three (3) or more members of the Board. The full Board shall designate members of the Committee and shall select only qualified, independent directors to serve on the Committee. The Chairperson of the Committee shall be designated by the Board. Membership on the Committee shall rotate at the full Board’s discretion. The full Board will fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

2.2.	Independence. Each member of the Committee must meet the independence requirements of the NASDAQ Stock Market Marketplace Rules and the rules and regulations of the Securities and Exchange Commission (“SEC”), and applicable state and federal law including the following requirements:

     2.2.1. No director shall be considered “independent” if such director is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company.

     2.2.2. No director shall be considered “independent” if such director accepted or has a Family Member who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following: (i) compensation for board or board committee service; (ii) payments arising solely from investments in the Company’s securities; (iii) compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company; (iv) benefits under a tax qualified retirement plan, or non-discretionary compensation; or (v) loans permitted under Section 13(k) of the Securities and Exchange Act of 1934 (the “Act”).

     2.2.3. No director shall be considered “independent” if such director is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

     2.2.4. No director shall be considered “independent” if such director is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000 whichever is more, other than the following: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

     2.2.5. No director shall be considered “independent” if such director of the listed Company is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed Company serve on the compensation committee of such other entity.

     2.2.6. No director shall be considered “independent” if such director is or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

     2.2.7. No director shall be considered “independent” if such director accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, other than fees received in such director’s capacity as a member of the Board, the Committee or any other Board committee.

Notwithstanding Subsections 2.2.1-2.2.7 above, the Committee may, under exceptional and limited circumstances, have one (1) member who is not “independent”; provided, that (i) such member meets the criteria set forth in Section 10A(m)(3) under the Act and the rules thereunder and (ii) is not a current officer or employee of the Company or a Family Member of such officer or employee and the Board determines that the membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy, in its Form 10-K), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

For purposes of the above, the term Family Member as defined in NASD Rule 4200(a)(14) means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

2.3.	Financial Statements. No person that shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years may be a member of the Committee.

2.4.	Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one (1) member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, in connection with the preparation of any reports regarding the financial experience of the

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members of the Committee to be included in the Company’s periodic public reports, the Board shall determine with respect to each member of the Committee whether or not, in the Board’s judgment, such member is a “financial expert,” as such term is defined by the SEC. In the absence of any definition of the term “financial expert” by the SEC, a member of the Committee shall be considered a “financial expert” if, in the Board’s judgment, such member has, through education and experience as a public accountant or auditor or as a principal financial officer, comptroller or principal accounting officer of a public company, or from a position involving the performance of similar functions: (i) an understanding of generally accepted accounting principles and financial statements, (ii) experience in (a) the preparation or auditing of financial statements of public corporations that are generally comparable to the Company and (b) the application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves, (iii) experience with internal accounting controls, and (iv) an understanding of audit committee functions.

2.5.	Compensation. The members of the Committee shall not receive any direct or indirect compensation from the Company, other than fees received in such member’s capacity as a member of the Committee, of the Board, or any other committee of the Board.

2.6.	Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees; provided, that no subcommittee shall consist of less than two members.

3.	Authority.

3.1.	Advisors. The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities, without obtaining the approval of the Board or any officer of the Company in advance.

3.2.	Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report and (ii) any Advisors employed by the Company pursuant to Section 3.1.

4.	Meetings.

4.1.	Periodic Meetings. The Committee shall meet at least once per fiscal quarter in connection with its review of the Company’s financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are to be included in its Form 10-Q and Form 10-K filings with the SEC and the preparation of the Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders pursuant to Section 12.2 below. Special meetings shall be called, from time to time, as the circumstances dictate in the judgment of the Board or the Committee.

4.2.	Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

4.3.	Quorum. A quorum shall consist of at least one-third of the Committee’s membership, but no fewer than two persons. All action taken by the Committee shall be deemed approved on the vote of a majority of the quorum.

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4.4.	Action by Unanimous Written Consent. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws of the Company, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Committee.

5.	Pre-Approval Requirements.

5.1.	Committee Pre-Approval of Expenses. All auditing services and non-audit services that are provided to the Company by the External Auditor shall be pre-approved by the Committee, except as described in Section 5.2 below. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service shall be deemed to have been pre-approved for purposes of this Section.

5.2.	Pre-Approval Exception. Pre-approval shall not be required under Section 5.1 for non-audit services provided by the External Auditor, if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the External Auditor during the fiscal year in which such non-audit services are provided, (ii) such non-audit services were not recognized by the Company at the time of the External Auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

5.3.	Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section, including the pre-approval described in clause (iii) of Section 5.2. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Committee for its approval at its next scheduled meeting.

6.	External Auditor Oversight.

6.1.	Selection and Evaluation. Subject to stockholder ratification, the Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee shall evaluate the performance of the External Auditor. The Committee shall present its evaluation to the full Board.

6.2.	Independence. The Committee shall not approve the appointment or retention of any External Auditor if the Company’s CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged or proposed to be engaged. The Committee shall annually meet with management and the External Auditor to assess and satisfy itself as to the independence of the External Auditor. In doing so, the Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company, (ii) all other relationships that may impact the External Auditor’s objectivity and independence, and (iii) all the disclosures required by Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the External Auditor with respect to any disclosed relationships or services that may impact the objectivity and

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independence of the External Auditor. The Committee shall take any appropriate action in response to the External Auditor’s statements to satisfy the Committee of the External Auditor’s independence.

6.3.	Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five (5) previous fiscal years.

6.4.	Review of External Auditor Reports. The Committee shall periodically obtain and review with management and the External Auditor the reports required to be prepared by the External Auditor under Section 10A(k) of the Act regarding (i) all critical accounting policies and practices used in the Company’s audit; (ii) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and (iii) all other material written communications between the External Auditor and management, such as any management letter or schedule of unadjusted differences.

6.5.	Internal Control Assessment. The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

6.6.	Non-Audit Services. The Committee shall review with management and decide whether to approve the retention of the External Auditor for any non-auditing services proposed to be rendered to the Company, including assessing their compatibility with maintaining the External Auditor’s independence. No non-audit services may be provided to the Company by the External Auditor unless approved in advance by the Committee under Section 5 above. The External Auditor shall not provide to the Company, and the Committee shall not have the authority to approve the provision to the Company by the External Auditor of, those services described in Section 201 of the Sarbanes-Oxley Act of 2002 (the “Act”) or any other service that the Public Company Accounting Oversight Board established under the Act determines, by regulation may not be provided to the Company by the External Auditor.

6.7.	Accountability of External Auditor. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

7.	Internal Auditing. The Committee shall annually evaluate the need for an internal auditing department and report to the Board its findings.

8.	Financial Statements and Disclosure Oversight.

8.1.	SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. In addition, the Committee shall review with management and the External Auditor the Company’s policies and procedures (including types of information to be disclosed and the type of presentation to be made) with respect to the press releases that contain information regarding the Company’s historical or projected financial

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performance or the provision of any such information or other financial information to a financial analyst or rating agency.

8.2.	Audit Assessment. The Committee shall review with management and the External Auditor any problems or difficulties encountered in connection with the audit process, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were passed (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

8.3.	SAS 61. The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61 “Communication with Audit Committee” (such as significant adjustments, management judgments and accounting estimates, significant new accounting policies, any disagreements with management, the independent accountants’ judgments about the quality of the Company’s accounting principles, and any uncorrected misstatements pertaining to a current period whose effects management believes are immaterial to the financial statements taken as a whole).

8.4.	Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor all changes proposed to be made in the Company’s accounting principles and practices.

8.5.	Disagreements. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

8.6.	Adequate Disclosure. The Committee shall periodically confirm with the External Auditor, and, if the Committee deems it appropriate, outside legal counsel that the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

8.7.	Criticisms. The Committee shall periodically inquire of management and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, media sources or other reliable third-party sources. In addition, the Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

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9.	Ethics Policy Oversight. The Committee shall periodically, at its discretion, inquire of management and the External Auditor as to their knowledge of (i) any violation of the Ethics Policy, (ii) any waiver of compliance with the Ethics Policy, and (iii) any investigations undertaken with regard to compliance with the Ethics Policy. The Committee shall not have the power to grant waivers to the Ethics Policy. Any waiver of the Ethics Policy with respect to a director or executive officer may only be granted by the Board. All waivers granted by the Board shall be promptly reported to the entire Board and be publicly disclosed as required by the rules and regulations of the SEC and NASDAQ.

10.	Related Party Transactions. The Company shall not enter into a related party transaction unless such transaction is approved by the Committee after a review of the transaction by the Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K.

11.	Special-Purpose Entities and Off-Balance Sheet Transactions. The Committee shall periodically meet with management and the External Auditor to review and assess all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

12.	Assessments and Reports.

12.1.	Charter Assessment. The Committee shall annually review and reassess the adequacy of this Charter and advise the Board of its assessment and of its recommendation for any changes to the Charter. The Committee shall, if requested by management, assist management with the preparation of a certification to be presented annually to the NASDAQ Stock Market affirming that the Committee reviewed and reassessed the adequacy of this Charter.

12.2.	Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

13.	General.

13.1.	Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report, or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the External Auditor and other experts and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

13.2.	Charter Guidelines. While the responsibilities of the Committee set forth in Section 4 through 12 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

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Craftmade International, Inc.
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DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

[A] Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - James Ridings	☐	☐	04 - A. Paul Knuckley	☐	☐	07 - R. Don Morris	☐	☐

02 - Clifford Crimmings	☐	☐	05 - John DeBlois	☐	☐	08 - William E. Bucek	☐	☐

03 - Kathleen Oher	☐	☐	06 - Lary C. Snodgrass	☐	☐	09 - L. Dale Griggs	☐	☐

[B] Issue
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Ratify the Appointment of PricewaterhouseCoopers	☐	☐	☐
LLP as independent Auditors.

In their discretion, the Proxies are authorized to vote
upon such other business or matters as may come
before the meeting or any adjournment thereof.

[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Where there is more than one owner, each should sign. When signing as attorney, administrator, executor, guardian, or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person indicated such officer’s or other person’s title.

Proxy - Craftmade International, Inc.

This Proxy is Solicited By and On Behalf of the Board of Directors
Proxy — Annual Meeting of Stockholders — November 30, 2004

The undersigned, revoking all previous proxies, hereby appoint(s) James Ridings, Kathleen Oher, and Clifford Crimmings, or any of them, Proxies, with full power of substitution to represent and to vote all shares of Common Stock, $0.01 par value, of Craftmade International, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the Company’s corporate office, 650 South Royal Lane, Suite 100, Coppell, Texas 75019 on Tuesday, November 30, 2004, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named herein will vote thereof in accordance with their best judgement. All powers may be exercised by all of said Proxies or substitutes voting or acting or, if only one votes or acts, then by that one. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

The shares represented by this proxy will be voted as directed. Unless revoked, this proxy shall terminate on December 1, 2004, the day after the stockholders meeting, or if the meeting is continued or adjourned, the day after the continuation or adjournment. IF NO SPECIFIC DIRECTION IS GIVEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND, IN THE DISCRETION OF THE PROXIES, UPON ANY OTHER BUSINESS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

IMPORTANT: TO BE SIGNED AND DATED ON REVERSE SIDE